As filed with the Securities  and Exchange  Commission on December 19, 1996
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                 TV FILME, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                     98-0160214
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                c/o ITSA-Intercontinental Telecomunicacoes Ltda.
                               SCS, Quadra 07-B1.A
                         Ed. Executive Tower - Sala 601
                             70.300-911 Brasilia-DF
                                     Brazil

          (Address of Principal Executive Offices, Including Zip Code)

                             1996 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 ALVARO AGUIRRE
                                 TV FILME, INC.
                c/o ITSA-Intercontinental Telecomunicacoes Ltda.
                               SCS, Quadra 07-B1.A
                         Ed. Executive Tower - Sala 601
                             70.300-911 Brasilia-DF
                                     Brazil
                               011-55-61-314-9908

 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                ---------------

                                    COPY TO:

                              JOHN T. CAPETTA, ESQ.
                            KELLEY DRYE & WARREN LLP
                               Two Stamford Plaza
                              281 Tresser Boulevard
                               Stamford, CT 06901

                                ---------------

                         CALCULATION OF REGISTRATION FEE

                                ---------------

Title of Securities    Amount to be     Proposed Maximum      Proposed Maximum
to be Registered       Registered       Offering Price Per    Aggregate Offering         Amount of
                                            Share(1)              Price(1)            Registration Fee
-------------------    -------------    ------------------    ------------------      -----------------

Common Stock,
par value $.01 per     936,432 shares       $12.125            $11,354,238.00            $3,548.20
share

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by TV Filme, Inc. (the "Registrant") are hereby incorporated by reference in this Registration Statement:

     (a) The Prospectus, dated July 30, 1996, contained in Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-4512), there being no annual reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by the Registrant to date;

     (b) The Registrant's Form 10-Q for the quarter ended June 30, 1996, as filed with the Commission on September 12, 1996 and Form 10-Q for the quarter ended September 30, 1996, as filed with the Commission on November 14, 1996;

     (c) The description of the Registrant's common stock, $0.01 par value (the "Common Stock"), contained in the Registration Statement on Form 8-A (Registration No. 0-28670) filed with the Commission on July 18, 1996 under
Section 12 of the Exchange Act.

         All documents and reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that the securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify any person under such
Section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, except that no indemnification shall be made in respect thereof unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify any person who was successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.


         Section 102(b)(7) of the DGCL, permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. Article VII of the Registrant's Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL. The DGCL permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by such persons in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. The Registrant has obtained directors' and officers' reimbursements and liability insurance which insures against liabilities that directors and officers of the Registrant may incur in such capacities. The risks covered by such policies do not exclude liabilities under the Securities Act. In addition, the Registrant has entered into indemnification agreements with its officers and directors pursuant to which it has agreed to indemnify each such officer and director against any and all expenses, losses, claims, damages and liabilities incurred by each such officer and director for or as a result of actions taken or not taken while each such officer or director was acting in his or her capacity as a director or officer of the Registrant.

         At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

         The By-laws require the Registrant, under certain circumstances, to indemnify any person who is, was or has agreed to become a director or officer against expenses, liabilities and losses actually and reasonably incurred by him. The By-laws of the Registrant also provide that expenses incurred in connection with a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant as authorized in the By-laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------

4.1 Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, File No. 333-4512, filed on May 3, 1996).

4.2       1996 Stock  Option Plan  (incorporated  herein by reference to Exhibit
          10.1 of the Registrant's Registration Statement on Form S-1, File No. 333-4512, filed on May 3, 1996).

 *5 Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered.

*23.1 Consent of Kelley Drye & Warren LLP (included in their opinion filed as Exhibit 5).

*23.2     Consent of Ernst & Young LLP.

*24       Powers of Attorney (See Signature Page).

-----------------------
*Filed herewith

ITEM 9.  UNDERTAKINGS.

(a      The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 18, 1996.

                                                           TV FILME, INC.



                                        By: /S/ DOUGLAS M. KARP
                                            -----------------------------------
                                              Douglas M. Karp
                                            Chairman of the Board


                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Douglas M. Karp and Alvaro J. Aguirre and each of them as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on December 18, 1996.


SIGNATURE                                               TITLE
---------                                               -----

 /S/ DOUGLAS M. KARP                            Chairman of the Board and
--------------------------------------------    Director
     Douglas M. Karp


/S/ HERMANO STUDART LINS DE ALBUQUERQUE         Chief Executive Officer,
--------------------------------------------    Secretary and Director
    Hermano Studart Lins de Albuquerque

/S/ CARLOS ANDRE STUDART LINS DE ALBUQUERQUE    President, Chief Operating
--------------------------------------------    Officer, Treasurer and Director
    Carlos Andre Studart Lins de Albuquerque

/S/ ALVARO J. AGUIRRE                           Chief Financial Officer
--------------------------------------------    (Principal Financial and
    Alvaro J. Aguirre                           Accounting Officer) and Director

/S/ GARY D. NUSBAUM                             Director
--------------------------------------------
    Gary D. Nusbaum

/S/ JOSE AUGUSTO PINTO MOREIRA                  Director
--------------------------------------------
    Jose Augusto Pinto Moreira

/S/ CLAUDIO DASCAL                              Director
--------------------------------------------
    Claudio Dascal

                                  EXHIBIT INDEX


EXHIBIT NO.                      DESCRIPTION
-----------                      -----------


   4.1 Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, File No. 333-4512, filed on May 3, 1996).

   4.2         1996 Stock Option Plan (incorporated herein by reference to
               Exhibit 10.1 of the Registrant's Registration Statement on Form S-1, File No. 333-4512, filed on May 3, 1996).

   *5 Opinion of Kelley Drye & Warren LLP regarding legality of the Common Stock being registered.

  *23.1 Consent of Kelley Drye & Warren LLP (included in their opinion filed as Exhibit 5).

  *23.2        Consent of Ernst & Young LLP.

  *24          Powers of Attorney (See Signature Page).

-----------------------
*Filed herewith